EXHIBIT 10.1

Joint Filing Agreement

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, each of the undersigned hereby agrees to the joint filing with the other reporting person of a statement on Schedule 13G (including amendments thereto) with respect to the Common Stock of Megawest Energy Corporation and that this Agreement be included as an Exhibit to such joint filing.

This Agreement may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement this 14th day of February, 2008.

AGOSTO CORPORATION LIMITED

Date: February 14, 2008	By:	/s/ Dr. J. Gordon Murphy
Name/Title: Dr. J. Gordon Murphy, President

Date: February 14, 2008	By:	/s/ Dr. J. Gordon Murphy
Name: Dr. J. Gordon Murphy